Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Analysts: Charlotte Ancel, Charlotte.Ancel@Avangrid.com, 203-997-7366

Media: Leo Rosales, Leo.Rosales@Avangrid.com, 518-419-2401

AVANGRID ANNOUNCES RECEIPT OF “TAKE PRIVATE” PROPOSAL FROM IBERDROLA, S.A.

Orange, CT – March 7, 2024—Today Avangrid, Inc. (NYSE: AGR), a leading sustainable energy company, and a member of the group of companies controlled by Iberdrola, S.A., announced that the Unaffiliated Committee of its Board of Directors received a non-binding proposal from Iberdrola, S.A. on March 6, 2024 to acquire all of the issued and outstanding shares of common stock of Avangrid not owned by Iberdrola, S.A. or its affiliates for $34.25 in cash per share. Iberdrola, S.A. owns approximately 81.6% of Avangrid’s issued and outstanding shares of common stock.

On March 6, 2024, the Avangrid Board met and determined that the Unaffiliated Committee will review, evaluate, negotiate, and approve or disapprove the proposal, advised by independent legal and financial advisers, as well as any other alternative proposals or other strategic alternatives that may be available to Avangrid. The consummation of the proposed transaction is conditioned upon the approval of the proposed transaction by the Unaffiliated Committee and by the Avangrid shareholders that hold in the aggregate a majority of the outstanding shares of common stock that are not held by Iberdrola, S.A. and its affiliates.

No decision has yet been made with respect to Avangrid’s response to the proposal or any alternatives thereto. Avangrid’s Board cautions that it has only received a proposal, which does not constitute an offer or proposal capable of acceptance and may be withdrawn at any time and in any manner. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that the transaction proposed in the proposal or any other transaction will be approved or completed.

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About Avangrid: Avangrid, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $44 billion in assets and operations in 24 U.S. states, Avangrid has two primary lines of business: networks and renewables. Through its networks business, Avangrid owns and operates eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Through its renewables business, Avangrid owns and operates a portfolio of renewable energy generation facilities across the United States. Avangrid employs more than 7,500 people and was recognized by JUST Capital as one of the JUST 100 companies – a ranking of America’s best corporate citizens—in 2024 for the fourth consecutive year. In 2024, Avangrid ranked first within the utility sector for its commitment to the environment. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2024 for the sixth consecutive year by the Ethisphere Institute. Avangrid is a member of the group of companies controlled by Iberdrola, S.A. For more information, visit https://www.avangrid.com.

Forward Looking Statements

Certain statements in this release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),”

“target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements generally include statements regarding the potential transaction between Avangrid and Iberdrola, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding the Corporation’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current reasonable beliefs, expectations and assumptions. The Corporation’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Corporation’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filings and the information filed on the Corporation’s Forms 8-K with the Securities and Exchange Commission (the “SEC”) as well as its subsequent SEC filings, and the risks and uncertainties related to the proposed transaction with Iberdrola, including, but not limited to: the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required shareholder, governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the transaction, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Corporation to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally, and litigation or administrative proceedings that may arise in connection with the proposed transaction. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. The Corporation does not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in the Corporation’s reports filed with the SEC and we encourage you to consult such disclosures.